EXHIBIT 3.(i).1

FILED                      Articles of Incorporation                 Filing fee:
IN THE OFFICE OF THE           (PURSUANT TO NRS 78)                   Receipt #:
SECRETARY OF STATE               STATE OF NEVADA
OF THE
STATE OF NEVADA
            [stamp]                [State Seal]
       FEB 19 1997
      No. C3305-97                STATE OF NEVADA
          --------
        Dean Heller
Dean Heller Secretary of State

(For filing office use)  Secretary of State (For filing  office use)  IMPORTANT:
Read instruction on reverse side before completing this form. TYPE OR PRINT (BLACK INK ONLY)

1.  NAME OF CORPORATION: SMART INDUSTRIES, INC.
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2.  RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada
                    (where process may be served)

Name of Resident Agent:   Corporate Creations
                         -------------------------------------------------------

Street Address:          1504 #8-RS265 Main Street (PHYSICAL LOCATION ONLY!NO
                         -------------------------------------------------------
                         MAIL  ALLOWED) Gardnerville
                         -------------------------------------------------------
                           Street No.          Street Name           City/Zip

Mailing Address (if different):
                         4521 PGA Boulevard, Suite 211,
                         -----------------------------------------------------
                          Palm Beach Gardens, FL  33410
                         -----------------------------------------------------

3. SHARES: (number of shares the corporation is authorized to issue) Number of shares with par value: 20,000,000 Par value: $.001/share Number of shares without par value:

4.  GOVERNING  BOARD:  shall be styled  as (check  one):  X  Directors  Trustees

     The FIRST BOARD OF DIRECTORS shall consist of one member and the names and addresses are as follows (attach additional pages if necessary):

Dale B. Finfrock, Jr.                    P.O. Box 669, Palm Beach, FL 33480
---------------------                    ----------------------------------
Name                                     Address             City/State/Zip

5. PURPOSE (optional - see reverse side): The purpose of the corporation shall be:


6. NRS 78.037: States that the articles of incorporation may also contain a provision eliminating


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or limiting  the  personal  liability  of a director  or officer  except acts or omissions which include misconduct or fraud. Do you want this provision to be part of your articles? Please check one of the following:

                                                  YES X     NO
                                                     -----    -----

7. OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS
78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached 1 ---------

8. SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be obtained) (Attach additional pages if there are more than two incorporators).

Brian K. Fons Subscribed and sworn to before me this 19th day of February, 1997.

      401 Ocean Drive #312 (Door Code 125)
      Miami Beach, FL 33139-6625


 /s/ Brian K. Fons                                      /s/ Luis A. Uriarte
-------------------                                     -------------------
      Signature                                         Notary Public
                                                        Luis A. Uriarte

                                                           [Notary Public Stamp]


9.    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

I, Corporate Creations hereby accept appointment as Resident Agent for the above named corporation.

/s/ illegible, Asst. Secretary                                2-19-97
-----------------------------------              -------------------------------
Signature of Resident Agent                                     Date



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                 Articles of Incorporation                           Filing fee:
                   (PURSUANT TO NRS 78)                                Receipt #
                      STATE OF NEVADA


[State Seal]
STATE OF NEVADA
For filing office use)           Secretary of State      (For filing office use)
--------------------------------------------------------------------------------

                                Attachment #1

3.  SHARES: Continued

         The Corporation shall also have the authority to issue 1,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with preferences, limitations and relative rights determined by the Board of Directors.

         The  Corporation  elects not to be  governed by the  provisions  of NRS
78.378 to 78.3793 governing the acquisition of a controlling interest in the Corporation.

The Corporation also adopts the following additional provisions:

Denial of Preemptive Rights

No Shareholder shall have any right to acquire shares or other securities of the corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

Liability and Indemnification of Directors and Officers

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its bylaws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and to procure policies of insurance at this Corporation's expense.

Amendment of Bylaws

Notwithstanding anything in these Articles of Incorporation, the Bylaws, or applicable state corporation law, the shareholders shall not adopt, modify, amend or repeal bylaws of the corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the Corporation entitled to vote thereon.

Shareholders

Inspection of Books. The Board of Directors shall make reasonable rules to determine at what times and places and under what conditions the books of the Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.


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Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholders shall constitute a quorum.

Required Vote. Acts of the shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

Contracts

A contract or other transaction between this Corporation and any person, firm or other company shall be affected (illegible) the fact that any other officer or director of this Corporation is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or in the future obtains a direct or indirect interest in such contract.